Exhibit 99.1

Noble Corporation Dorfstrasse 19a 6340 Baar Switzerland

PRESS RELEASE

NOBLE CORPORATION ANNOUNCES FAVORABLE TAX CALCULATION

RELATING TO PROPOSED CHANGE

IN PLACE OF INCORPORATION TRANSACTION

ZUG, Switzerland, October 7, 2013—Noble Corporation (NYSE: NE) announced today that it has determined that no exit withholding tax would be due as a result of the proposed merger (the “Merger”) to effect a change in place of incorporation of the publicly traded parent company of the Noble group of companies from Switzerland to the United Kingdom.

As previously disclosed in the definitive proxy statement/prospectus dated September 5, 2013, filed by Noble and Noble Corporation Limited (“Noble UK”) relating to the Merger, one of the conditions to the closing of the Merger is that no exit withholding tax would be payable under Swiss law as a result of the Merger. Noble believes that this Merger condition will be satisfied, and will proceed with the extraordinary general meeting of shareholders as scheduled on October 11, 2013. The calculation is subject to final confirmation by the Swiss federal tax authorities, which Noble must receive before it can cause the Merger to become effective. Noble expects to receive the confirmation by not later than October 21, 2013. For more information about the calculation of exit withholding tax, see “Material Tax Considerations — Swiss Tax Considerations” in Noble’s definitive proxy statement/prospectus for the upcoming shareholders meeting.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 79 offshore drilling units (including three ultra-deepwater drillships and six high-specification jackup drilling rigs currently under construction), located worldwide, including in the U.S. Gulf of Mexico and Alaska, Mexico, Brazil, the North Sea, the Mediterranean, West Africa, the Middle East, India, Malaysia and Australia. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE.” Additional information on Noble Corporation is available on the Company’s Web site at http://www.noblecorp.com.

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Additional Information to be filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. In connection with the proposed change in place of incorporation, Noble and Noble UK have filed with the SEC a definitive proxy statement/prospectus, and each of Noble and Noble UK have filed and will file documents with the SEC which contain other relevant materials in connection with the proposed change in place of incorporation. The definitive proxy statement/prospectus was mailed to the shareholders of Noble on or about September 6, 2013. PRIOR TO MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY AND ANY OTHER MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CHANGE IN PLACE OF INCORPORATION AND NOBLE. Investors may obtain a free copy of the proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s web site at www.sec.gov or at the Noble’s website at www.noblecorp.com. Investors may also obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to Investor Relations, Noble Corporation, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland, telephone 41(41)761-65-55.

Noble Corporation and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with respect to the change in place of incorporation. Information about these persons is set forth in Noble’s proxy statement relating to its 2013 Annual General Meeting of Shareholders, as filed with the SEC on March 11, 2013, and in any documents subsequently filed by its directors and officers under the Securities and Exchange Act of 1934, as amended. Investors may obtain additional information regarding the interests of such persons, which may be different than those of Noble’s shareholders generally, by reading the definitive proxy statement/prospectus and other relevant documents regarding the change in place of incorporation, that are filed with the SEC.

Safe Harbor Statement

This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future, including those regarding confirmation of the exit withholding tax calculation by the Swiss federal tax authorities and timing thereof are forward-looking statements that involve certain risks, uncertainties and assumptions. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

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NC- 65

10/7/2013

For Investors:	Jeffrey L. Chastain,
Vice President – Investor Relations and Corporate Communications,
Noble Drilling Services Inc.
281-276-6383

For Media:	John S. Breed,
Director of Investor Relations and Corporate Communications,
Noble Drilling Services Inc.
281-276-6729